Exhibit 99.1

Orange County Bancorp, Inc. Launches Public Offering of Common Stock

MIDDLETOWN, NEW YORK – June 3, 2025 –– Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Company, (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced it launched an underwritten public offering of shares of its common stock. The Company also expects to grant the underwriters a 30-day option to purchase additional shares of its common stock.

The Company plans to use the net proceeds from the offering for general corporate purposes, which may include investments in the Bank supporting continued growth, augmenting regulatory capital and liquidity and providing for potential strategic acquisitions. The Company has no current plans, arrangements or understandings relating to any specific acquisition or similar transaction.

Piper Sandler & Co. and Stephens Inc. are serving as joint book-running managers.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (including a prospectus) on Form S-3 (File No. 333-280793) and a preliminary prospectus supplement for the offering to which this press release relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and the other documents we have filed and will file with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by phone at 1-800-747-3924, or by email at prospectus@psc.com, or Stephens Inc., 111 Center Street, Little Rock, AR 72201, or by phone at 1-800-643-9691.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Orange County Bancorp, Inc.

Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to approximately $2.6 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

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Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, tariffs, increased levels of loan delinquencies, problem assets and foreclosures, credit risk management, asset-liability management, cybersecurity risks, geopolitical conflicts, public health issues, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:

Michael Lesler

EVP & Chief Financial Officer

mlesler@orangebanktrust.com

Phone: (845) 341-5111

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